UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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JanOne Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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JanOne Inc.

325 E. Warm Springs Road, Suite 102

Las Vegas, Nevada 89119

NOTICE OF 2020 ANNUAL MEETING

OF STOCKHOLDERS

Las Vegas, Nevada

October 2, 2020

Dear Stockholder:

The 2020 Annual Meeting of Stockholders of JanOne Inc., a Nevada corporation, will be held on Wednesday, November 4, 2020, at 10:00 a.m., Pacific Time, at our principal executive offices located at 325 E. Warm Springs Road, Suite 102, Las Vegas, Nevada 89119 for the following purposes:

1.	To elect four directors to the Company’s Board of Directors.
2.	To approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of our common stock from 10,000,000 to 200,000,000 shares.
3.	To approve an amendment to the Company’s 2016 Equity Incentive Plan (the “2016 Plan”) to increase the number of shares subject to the 2016 Plan from 400,000 to 800,000 shares.
4.	To ratify the appointment of WSRP, LLC as the Company’s independent registered public accounting firm for fiscal year 2020.
5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

Proposal 3 is conditioned on the approval of Proposal 2. Therefore, unless the Company’s stockholders approve Proposal 2, the amendment to the 2016 Plan to increase the number of shares subject to the 2016 Plan will be deemed not to have passed, even if it receives enough affirmative votes to pass independently.

The Board of Directors has fixed the close of business on September 21, 2020 as the record date for the 2020 Annual Meeting. Only the holders of record of our common stock or Series A-1 Convertible Preferred Stock as of the close of business on the record date are entitled to receive notice of, and to vote at, the 2020 Annual Meeting and any adjournment thereof. We have also enclosed with this notice (i) our Annual Report on Form 10-K for the fiscal year ended December 28, 2019 and (ii) a Proxy Statement.

Your vote is extremely important regardless of the number of shares you own.

Whether you own a few shares or many, and whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted at the meeting. You may vote your shares on the Internet, by telephone, or by completing, signing, and promptly returning a proxy card or you may vote in person at the Annual Meeting. Voting online, by telephone, or by returning your proxy card does not deprive you of your right to attend the Annual Meeting.

By Order of the Board of Directors,

/s/ Michael J. Stein
Michael J. Stein, Corporate Secretary

The proxy statement is dated October 2, 2020 and is first being made available to stockholders on or about October 2, 2020.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on November 4, 2020: The Proxy Statement and Annual Report are available at www.proxy.docs.com/JAN.

i

JanOne Inc.

325 E. Warm Springs Road, Suite 102

Las Vegas, Nevada 89119

(800) 977-6038

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 4, 2020

This Proxy Statement relates to the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of JanOne Inc. (“JanOne” or the “Company”). The Annual Meeting will be held on Wednesday, November 4, 2020, at 10:00 a.m. Pacific Time, at our corporate offices located at 325 E. Warm Springs Road, Suite 102, Las Vegas, Nevada 89119, or at such other time and place to which the Annual Meeting may be adjourned or postponed. The enclosed proxy is solicited by the Company’s Board of Directors (the “Board”). The proxy materials relating to the Annual Meeting are first being mailed to stockholders entitled to vote at the Annual Meeting on or about October 2, 2020. References in this Proxy Statement to “2019” or “fiscal 2019” refer to the Company’s fiscal year ended December 28, 2019.

QUESTIONS AND ANSWERS About the ANNUAL Meeting

Q:	What is the purpose of the Annual Meeting?
A:

At the Annual Meeting, holders of our common stock and Series A-1 Convertible Preferred Stock (the “Series A-1 Preferred Stock”) will act upon the matters outlined in the accompanying Notice of Annual Meeting and this Proxy Statement, including the (i) election of four directors to the Board, (ii) approval of an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of our common stock from 10,000,000 to 200,000,000 shares, (iii) approval of an amendment to the Company’s 2016 Equity Incentive Plan (the “2016 Plan”) to increase the number of shares subject to the 2016 Plan from 400,000 to 800,000 shares, and (iv) ratification of the appointment of WSRP, LLC as the Company’s independent registered public accounting firm for fiscal year 2020.

Q:	What are the Board’s recommendations?
A:	The Board recommends a vote:
•	FOR election of the nominated slate of directors;
•	FOR the approval of the amendment to the Company’s articles of incorporation to increase the number of authorized shares of common stock (the “Charter Amendment Proposal”);
•	FOR the approval of the amendment to the 2016 Plan (the “2016 Plan Amendment Proposal”); and
•	FOR the ratification of the Audit Committee’s appointment of WSRP, LLC as the Company’s independent registered public accounting firm for the 2020 fiscal year.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

The 2016 Plan Amendment Proposal is conditioned on the approval of Charter Amendment Proposal. Therefore, unless the Company’s stockholders approve Charter Amendment Proposal, the 2016 Plan Amendment Proposal will be deemed not to have passed, even if it receives enough affirmative votes to pass independently.

Q:	Who is entitled to attend the Annual Meeting?
A:	All holders of common stock and/or Series A-1 Preferred Stock as of the record date, September 21, 2020, or their duly appointed proxies, may attend the Annual Meeting.

Q:	Who is entitled to vote at the Annual Meeting?
A:

Only stockholders of record of outstanding shares of common stock and/or Series A-1 Preferred Stock of the Company at the close of business on the record date are entitled to receive notice of and to vote at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon. Each outstanding share of Series A-1 Preferred Stock entitles its holder to cast 17 votes per share on each matter to be voted upon, pursuant to the formula described in the Certificate of Designation of the Preferences, Rights, and Limitations of the Series A-1 Convertible Preferred Stock of JanOne (in its former name of Appliance Recycling Centers of America, Inc.) filed by the Company with the Nevada Secretary of State on June 21, 2019. The shares of common stock and Series A-1 Preferred Stock will vote together as a single class for all proposals at the Annual Meeting. The holders of outstanding common stock are entitled to a total of 1,829,982 votes. The holders of Series A-1 Preferred Stock are entitled to a total of 4,415,393 votes. As of the date of this Proxy Statement, no holder of Series A-1 Preferred Stock has converted his or its shares of Series A-1 Preferred Stock into shares of the Company’s common stock.

Q:	What constitutes a quorum?
A:

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the voting power of the common stock and Series A-1 Preferred Stock outstanding on the record date will constitute a quorum. A quorum is required for business to be conducted at the Annual Meeting. You will be considered part of the quorum if you submit a properly executed proxy card, vote your proxy by using the internet voting service, or vote your proxy by using the toll-free telephone number listed on the proxy card, even if you abstain from voting. Shares held in “street name” by brokers that are voted on at least one proposal to come before the Annual Meeting will be counted as present in determining whether there is a quorum.

Q:	How do I vote my shares if they are registered directly in my name?
A:

We offer four methods for you to vote your shares at the Annual Meeting. While we offer four methods, we encourage you to vote through the Internet or by telephone, as they are the most cost-effective methods for the Company. We also recommend that you vote as soon as possible, even if you are planning to attend the Annual Meeting, so that the vote count will not be delayed. Both the Internet and the telephone provide convenient, cost-effective alternatives to returning your proxy card by mail. There is no charge to vote your shares via the Internet, though you may incur costs associated with electronic access, such as usage charges from Internet access providers. If you choose to vote your shares through the Internet or by telephone, there is no need for you to mail your proxy card.

You may (i) vote in person at the Annual Meeting or (ii) authorize the persons named as proxies on the enclosed proxy card, Tony Isaac and Virland A. Johnson, to vote your shares by voting through the Internet or by telephone or by returning the enclosed proxy card by mail.

•	By Internet: Go to www.proxydocs.com/JAN. Have your proxy card available when you access the web site. You will need the control number from your proxy card to vote.
•

By telephone: Call (866) 436-6852 toll-free (in the United States, U.S. territories and Canada) on a touch-tone telephone. Have your proxy card available when you call. You will need the control number from your proxy card to vote.

•	By mail: Complete, sign and date the proxy card, and return it in the postage paid envelope provided with the proxy material.
Q:	How do I vote my shares of common stock if they are held in the name of my broker (street name)?
A:

If your shares of common stock are held by your broker, bank or other nominee, or its agent (“Broker”) in “street name,” you will receive a voting instruction form from your Broker asking you how your shares should be voted. You should contact your Broker with questions about how to provide or revoke your instructions. Holders of shares of Series A-1 Preferred Stock will receive the Proxy Materials directly from the Company.

If you hold your shares in “street name” and do not provide specific voting instructions to your Broker, a “broker non-vote” will result with respect to Proposals 1, 2, and 3. Therefore, it is very important to respond to your Broker’s request for voting instructions on a timely basis if you want your shares held in “street name” to be represented and voted at the Annual Meeting. Please see below for additional information if you hold your shares in “street name” and desire to attend the Annual Meeting and vote your shares in person.

Q:	What if I vote and change my mind?
A:

If you are a stockholder and do not hold your shares in “street name,” you may change your vote or revoke your proxy at any time before the proxy is exercised at the Annual Meeting. You may change or revoke it by:

•	Returning a later-dated signed proxy card or re-accessing the Internet voting site or telephone voting number listed on the proxy card;
•	Delivering a written notice of revocation to the Company’s Secretary at the Company’s principal executive office at 325 E. Warm Springs Road, Suite 102, Las Vegas, Nevada 89119; or
•	Attending the meeting and voting in person at the meeting (although attendance at the meeting without voting at the meeting will not, in and of itself, constitute a revocation of your proxy).

If you hold your shares in “street name,” refer to the voting instructing form provided by your Broker for more information about what to do if you submit voting instructions and then change your mind in advance of the Annual Meeting.

Q:	How can I get more information about attending the Annual Meeting and voting in person?
A:

The Annual Meeting will be held on Wednesday, November 4, 2020, at 10:00 a.m., Pacific Time, at our principal executive offices located at 325 E. Warm Springs Road, Suite 102, Las Vegas, Nevada 89119, or such other time and place to which the Annual Meeting may be adjourned or postponed. For additional details about the Annual Meeting, including directions to the Annual Meeting and information about how you may vote in person if you so desire, please contact the Company’s Secretary at (702) 997-5968.

Q:	What vote is required to approve each item?
A:

Election of Directors. Election of a director requires the affirmative vote of the holders of a plurality of the shares for which votes are cast at a meeting at which a quorum is present. The four persons receiving the greatest number of votes will be elected as directors. Stockholders may not cumulate votes in the election of directors.

Amendment to the Company’s Articles of Incorporation. Approval of the Charter Amendment Proposal requires the affirmative vote of the majority of the number of shares entitled to vote and represented at the Annual Meeting, present in person or by proxy, in favor of the proposal.

Amendment to the Company’s 2106 Equity Incentive Plan. Approval of the 2016 Plan Amendment Proposal requires the affirmative vote of the majority of the number of shares entitled to vote and represented at the Annual Meeting, present in person or by proxy, in favor of the proposal.

Ratification of Auditors. With respect to ratification of the appointment of our independent registered public accounting firm, the proposal will be approved if the proposal receives the affirmative vote of the majority of the number of shares entitled to vote and represented at the Annual Meeting, present in person or by proxy, in favor of the proposal.

The 2016 Plan Amendment Proposal is conditioned on the approval of the Charter Amendment Proposal. Therefore, unless stockholders approve the Charter Amendment Proposal, the 2016 Plan Amendment Proposal will be deemed not to have passed, even if it receives enough affirmative votes to pass independently.

Q:	Are abstentions and broker non-votes counted in the vote totals?
A:

A broker non-vote occurs when shares held by a Broker are not voted with respect to a particular proposal because the Broker does not have discretionary authority to vote on the matter and has not received voting instructions from its clients. If your Broker holds your shares in its name and you do not instruct your Broker how to vote, your Broker will only have discretion to vote your shares on “routine” matters. Where a proposal is not “routine,” a Broker who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal. At the Annual Meeting, only Proposal 4 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter. Your Broker will therefore not have discretion to vote on the election of directors, the Charter Amendment Proposal, or the 2016 Plan Amendment Proposal, as these are “non-routine” matters.

Broker non-votes and abstentions by stockholders from voting (including Brokers holding their clients’ shares of record, who cause abstentions to be recorded) will be counted towards determining whether or not a quorum is present. However, as the four nominees receiving the highest number of affirmative votes will be elected, abstentions and broker non-votes will not affect the outcome of the election of directors. With regard to the affirmative vote of the shares present at the meeting required for the Charter Amendment Proposal and the 2016 Plan Amendment Proposal, since they are both non-routine matters, broker non-votes and abstentions will have the effect of a vote against both proposals. With regard to the affirmative vote of the shares present at the meeting required for Proposal 4, it is a routine matter so there will be no broker non-votes, but abstentions will have the effect of a vote against Proposal 4.

Q:	Who will count the vote?
A:	An Inspector of Elections will be appointed for the Annual Meeting to count the votes.
Q:	Can I dissent or exercise rights of appraisal?
A:

Under Nevada law, neither holders of our common stock nor holders of our Series A-1 Preferred Stock are entitled to dissenters’ rights in connection with any of the proposals to be presented at the Annual Meeting or to demand appraisal of their shares as a result of the approval of any of the proposals.

Q:	How will voting on any other business be conducted?
A:

Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement, if any other business is presented at the Annual Meeting, your proxy gives authority to Tony Isaac, President and Chief Executive Officer, and Virland A. Johnson, Chief Financial Officer, to vote on such matters at their discretion.

Q:	When are stockholder proposals for the 2021 Annual Meeting of stockholders due?
A:

To be considered for inclusion in the Company’s proxy statement for the Company’s Annual Meeting to be held in 2021, stockholder proposals must be received at the Company’s office no later than June 4, 2021, or, in the event the Company changes the date of its Annual Meeting to be held in 2021 by more than 30 days from the date of this year’s meeting, a reasonable time before the Company begins to print and send its proxy materials. Proposals must be in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and must be submitted in writing and delivered or mailed to the Company’s Secretary, at JanOne Inc., 325 E. Warm Springs Road, Suite 102, Las Vegas, Nevada 89119.

Q:	Who pays for this proxy solicitation?
A:

The Company will bear the entire cost of this proxy solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card, and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners.

Q:	Where can I access this Proxy Statement and the related materials online?
A:	The Proxy Statement and our Annual Report to Stockholders are available at http://www.proxydocs.com/JAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of shares of our common stock and Series A-1 Preferred Stock as of September 21, 2020, for:

•	each of our named executive officers;
•	each of our current directors;
•	all of our current executive officers and directors as a group; and
•	each person known to us to be the beneficial owner of more than 5% of either our common stock or Series A-1 Preferred Stock.

All share information in the table (including footnotes) below reflects one-for-five (1:5) reverse stock split effectuated on April 19, 2019.

The business address of each beneficial owner listed in the table unless otherwise noted is c/o JanOne Inc., 325 E. Warm Springs Road, Suite 102, Las Vegas, Nevada 89119.

We deem shares of our common stock and Series A-1 Preferred Stock that may be acquired by an individual or group within 60 days of September 21, 2020 pursuant to the exercise of options or warrants or conversion of convertible securities to be outstanding for the purpose of computing the percentage ownership of such individual or group, but these shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or group shown in the table. Percentage of ownership is based on 1,829,982 shares of common stock and 259,729 shares of Series A-1 Preferred Stock (which are the voting equivalent of 4,415,393 shares of common stock) outstanding on September 21, 2020. The information as to beneficial ownership was either (i) furnished to us by or on behalf of the persons named or (ii) determined based on a review of the beneficial owners’ Schedules 13D/G and Section 16 filings with respect to our common stock and Series A-1 Preferred Stock. As of the date of this Proxy Statement, no holder of Series A-1 Preferred Stock has converted his or its shares of Series A-1 Preferred Stock into shares of the Company’s common stock.

Name of Beneficial Owner	Position with Company	Number of Shares Beneficially owned (1)	Percentage of Outstanding Common (2)
Named Executive Officers and Directors:
Tony Isaac (3)	Director, President and Chief Executive Officer	94,000	5.0%
Eric Bolling (4)	Chairman, President	151,607	8.1%
Virland A. Johnson	Chief Financial Officer	38,514	2.1%
Richard D. Butler (3)	Director	18,000	*
John Bitar (5)	Director	—	*
Nael Hajjar	Director	—	*
All directors and executive officers as a group (6 persons)		302,121	16.2%
Other 5% stockholders:
Timothy M. Matula (6)		114,000	6.1%
Isaac Capital Group, LLC (7)		392,941	21.0%

* Indicates ownership of less than 1% of the outstanding shares

(1)	Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to such shares.
(2)

Applicable percentage of ownership is based on 1,829,982 shares of common stock outstanding as of September 21, 2020 plus, for each stockholder, all shares that such stockholder could acquire within 60 days upon the exercise of existing stock options and warrants or conversion of existing convertible securities.

(3)	Includes shares that could be purchased within 60 days upon the exercise of existing stock options or warrants, as follows: Mr. Isaac, 2,000 shares and Mr. Butler, 4,000 shares.
(4)	These shares are beneficially owned by the Eric Chase Foundation, Inc. Mr. Bolling has informed the Board that he will not stand for re-election at the Annual Meeting.
(5)

Dennis Gao resigned from the Board of Directors effective January 6, 2020 and was replaced by John Bitar as disclosed in the Company’s Current Report on Form 8-K filed with the SEC on January 10, 2020.  Mr. Bitar replaced Mr. Gao on the Audit Committee.

(6)	Includes 2,000 shares that could be purchased by Mr. Matula within 60 days upon the exercise of existing stock options.
(7)

According to a Schedule 13G filed with the SEC on April 30, 2019, Isaac Capital Group, LLC (“Isaac Capital”) beneficially owned 392,941 shares of common stock. Isaac Capital has sole dispositive power as to all 392,941 shares and sole voting power as to 350,519 shares. The address for Isaac Capital is 3525 Del Mar Heights Road, Suite 765, San Diego, California 92130.

Beneficial Ownership of Series A-1 Preferred Stock

Name of Beneficial Owner	Number of Shares Beneficially owned (1)	Percentage of Outstanding Series A-1 Preferred (2)
Isaac Capital Group, LLC (3)	14,141	5.44%
Gregg Sullivan (4)	28,859	11.11%
Juan Yunis (5)	216,729	83.44%
(1)	Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to such shares.
(2)

Applicable percentage of ownership is based on 259,729 shares of Series A-1 Preferred Stock outstanding as of September 21, 2020. As of the date of this Proxy Statement, no holder of Series A-1 Preferred Stock has converted his or its shares of Series A-1 Preferred Stock into shares of the Company’s common stock.

(3)	The address for Isaac Capital is 3525 Del Mar Heights Road, Suite 765, San Diego, California 92130.
(4)

The last known address for Mr. Sullivan is 4565 Dean Martin Drive, #106, Las Vegas, Nevada 89103.  On January 16, 2019, GeoTraq terminated the employment of Mr. Sullivan pursuant to the terms of the employment agreement dated August 18, 2017 (the “Sullivan Employment Agreement”) between GeoTraq and Mr. Sullivan. Under the terms of the Sullivan Employment Agreement, 28,859 of the shares of the Company’s Series A Preferred Stock owned by Mr. Sullivan immediately prior to the termination are deemed to have been returned to the Company’s treasury for cancellation effective as of January 16, 2019, without the requirement that either Mr. Sullivan or the Company take any further action. An equivalent number of shares of Series A Preferred Stock were exchanged by the Company for such shares of Series A-1 Preferred Stock on June 19, 2019, in conjunction with an exchange by the Company for each holder of shares of Series A Preferred Stock as of such date.

(5)

According to a Schedule 13D filed with the SEC on April 12, 2019, Juan Yunis beneficially owns 216,729 shares of Series A-1 Preferred Stock. Mr. Yunis has sole dispositive and voting power as to all 216,729 shares of Series A-1 Preferred Stock. The address for Mr. Yunis is Carrera 44B # 96 - 67 Torre 1 Apto 1103, Barranquilla, Atlantico, 08002, Colombia.

Election of Directors

(proposal No. 1)

General

The property, affairs, and business of the Company are managed under the direction of the Board of Directors. A board of four directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Board’s four nominees. The term of office for each person elected as a director will continue until the next Annual Meeting of stockholders and until a successor has been elected and qualified, or until such director is removed or resigns.

All of the nominees named below are presently directors of the Company and have served continuously since the year indicated. All nominees have indicated a willingness to serve if elected. The Company knows of no arrangements or understandings between a nominee and any other person pursuant to which the nominee has been selected as a director.

All shares represented by proxies that have been properly executed and returned or properly voted will be voted for the election of all of the nominees named below, unless other instructions are indicated thereon. In the event any one or more of such nominees should for any reason not be able to serve as a director, the proxies will be voted for such other person or persons as may be designated by the Board.

The Board recommends voting “FOR” the election of each of the Director nominees as directors, each of whom shall hold office for a term of one year, expiring at the Annual Meeting in 2021, and until his successor is elected and qualified, or until his earlier death, resignation, or removal.

Nominees for Election to the Board

The names of the nominees are set forth in the table below. Following the table is certain information for at least the last five years regarding each nominee.

Name	Position with Company	Director Since	Age as of September 21, 2020
Tony Isaac	Director, President and Chief Executive Officer	2015	66
Richard D. Butler	Director	2015	72
Nael Hajjar	Director	2018	36
John Bitar	Director	2020	46

Tony Isaac has been a director of the Company since May 2015 and Chief Executive Officer of the Company since May 2016. He served as Interim Chief Executive Officer of the Company from February 2016 until May 2016. Mr. Isaac has served as Financial Planning and Strategist/Economist of Live Ventures Incorporated (“Live Ventures”) (Nasdaq: LIVE), a holding company for diversified businesses, since July 2012. He is the Chairman and Co-Founder of Isaac Organization, a privately held investment company. Mr. Isaac has invested in various companies, both private and public from 1980 to present. Mr. Isaac’s specialty is negotiation and problem-solving of complex real estate and business transactions. Mr. Isaac has served as a director of Live Ventures since December 2011. On December 9, 2019, ApplianceSmart, Inc. (“ApplianceSmart”), a subsidiary of Live Ventures, filed a voluntary petition in the United States Bankruptcy Court for the Southern District of New York seeking relief under Chapter 11 of Title 11 of the United States Code. Mr. Isaac graduated from Ottawa University in 1981, where he majored in Commerce and Business Administration and Economics. We believe that Mr. Isaac has significant investment and financial expertise and public board experience that he brings to the Board.

Richard D. Butler, Jr. has been a director of the Company since May 2015. Mr. Butler is the owner of an advisory firm that provides real estate, corporate, and financial advisory services since 1999, and is the co-Founder, Managing Director, and, since 2005, a major stockholder of Ref-Razzer Company, a whistle manufacturing and vending company. Prior to this, Mr. Butler was the Co-Founder and Executive Vice President of Aspen Healthcare, Inc. from 1996 to 1999. From 1993 to 1996, Mr. Butler was a Managing Director at Landmark Financial and from 1989 to 1993 he was a Partner at Cal Ventures Real Estate Investment Group. Prior to this, Mr. Butler has also served as the President and Chief Executive Officer of Mt. Whitney Savings Bank, Chief Executive Officer of First Federal Mortgage Bank, Chief Executive Officer of Trafalgar

Mortgage, and Executive Officer and Member of the President’s Advisory Committee at State Savings & Loan Association (peak assets $14 billion) and American Savings & Loan Association (NYSE: FCA; peak assets $34 billion). Mr. Butler has served on the board of directors of Live Ventures (Nasdaq: LIVE) since August 2006. On December 9, 2019, ApplianceSmart, a subsidiary of Live Ventures, filed a voluntary petition in the United States Bankruptcy Court for the Southern District of New York seeking relief under Chapter 11 of Title 11 of the United States Code.  Mr. Butler attended Bowling Green University in Ohio, San Joaquin Delta College in California, and Southern Oregon State College. We believe that Mr. Butler brings to the Board extensive experience in financial management and executive roles, which enable him to provide important expertise in financial, operating and strategic matters that impact our Company.

John Bitar has been a director of the Company since January 2020. Since 2012, Mr. Bitar has been providing consulting services to companies and clients on business and legal strategies, management, operations, and cost controls.  From 2007 to 2012, Mr. Bitar co-founded and was Managing Partner of a worker’s compensation law firm.  Mr. Bitar has been an attorney admitted to the California State Bar since 1999. Mr. Bitar graduated from the University of Southern California in 1996 and earned his Juris Doctorate Degree in 1999 from University of the Pacific, McGeorge School of Law. We believe that Mr. Bitar has significant business experience and brings operational expertise to the Board.

Nael Hajjar has been a director of the Company since August 2018. Mr. Hajjar is currently the Unit Head for the Annual Wholesale Trade Survey in Statistics Canada’s Manufacturing and Wholesale Trade Division. From March 2011 through May 2016, Mr. Hajjar was a Senior Analyst – Economist of Statistics Canada’s Producer Prices Division where he developed Canada’s first ever Investment Banking Services Price Index while leading the development of a variety of Financial Services Price Index development projects. We believe that Mr. Hajjar brings to the Board extensive experience in research and analysis of financial statistics, economics, and business practices in a variety of industries including manufacturing, logging, Wholesale Trade, and financial services. We believe that Mr. Hajjar also has extensive experience in project management, and he holds a Bachelor of Social Science, Honors in Economics (which he earned in 2006), and Bachelor of Commerce, Option in Finance (which he earned in 2008), both from the University of Ottawa.

Director Independence

There are no family relationships among any of the directors or executive officers of the Company. Of the current directors, each of Messrs. Butler, Bitar, and Hajjar is an “independent” director, as defined under the rules of The Nasdaq Stock Market (“Nasdaq”) and each has been an independent director since each joined the Board.

Board Leadership Structure and Role in Risk Oversight

Tony Isaac, our President and Chief Executive Officer, also serves as Chairman of the Board. Currently, the Board does not have a Lead Independent Director. Although the Board reserves the right to make changes in the future, it believes that the current structure, as described in this Proxy Statement, is appropriate at this time given the size and experience of the Board, as well as the background and experience of management.

It is management’s responsibility to manage risk and bring to the attention of the Board of Directors the most material risks affecting the Company. The Board of Directors, including through committees of the Board comprised solely of independent directors, regularly reviews various areas of significant risk to the Company, and advises and directs management on the scope and implementation of policies, strategic initiatives, and other actions designed to mitigate various types of risks. Specific examples of risks primarily overseen by the full Board of Directors include competition risks, industry risks, economic risks, liquidity risks, and business operations risks. The Audit Committee reviews with management and the independent auditors significant financial risk exposures and the processes management has implemented to monitor, control, and report such exposures. The Audit Committee also reviews and approves transactions with related persons. The Compensation Committee (the “Compensation Committee”) reviews and evaluates potential risks related to the attraction and retention of talent, and risks related to the design of compensation programs established by the Compensation Committee for the Company’s executive officers.

Actions and Committees of the Board of Directors

In fiscal 2019, the Board of Directors met two times and took action by unanimous written consent nine times. In fiscal 2019, the Board of Directors had three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The Audit Committee met five times during fiscal 2019. The Compensation Committee did not meet during fiscal 2019. The Nominating and Corporate Governance Committee did not hold a formal meeting during fiscal 2019 but did take one action by unanimous written consent. The Board currently has no other standing committees and has no current plans to establish additional committees. Each person who served as a director during fiscal 2019 attended at least 75% of the meetings of the Board of Directors and of the committees on which the director served. It is the Company’s policy that all directors should attend the Annual Meeting of stockholders. Three out of five members of the Board of Directors who were in place at the time of last year’s annual meeting attended last year’s annual meeting of stockholders.

Audit Committee

The Audit Committee of the Board of Directors is comprised entirely of non-employee directors. In fiscal 2019, the members of the Audit Committee were Mr. Gao, Mr. Butler (Chair), and Mr. Hajjar. Each of Messrs. Gao, Butler, and Hajjar was an “independent” director as defined under Nasdaq rules. The Audit Committee is responsible for selecting and approving the Company’s independent auditors, for relations with the independent auditors, for review of internal auditing functions (whether formal or informal) and internal controls, and for review of financial reporting policies to assure full disclosure of financial condition. The Audit Committee operates under a written charter adopted by the Board of Directors, which is posted on the Company’s website at www.janone.com under the caption “Investor Relations - Governance.” The Board has determined that Mr. Butler is an “audit committee financial expert” as defined in SEC rules.  Mr. Gao resigned from the Board of Directors effective January 6, 2020 and was replaced by John Bitar as disclosed in the Company’s Current Report on Form 8-K filed with the SEC on January 10, 2020.  Mr. Bitar replaced Mr. Gao on the Audit Committee.  The Audit Committee operates under a written charter adopted by the Board of Directors, which is posted on the Company’s website at www.janone.com under the caption “Investor Relations – Governance.”

Compensation Committee

The Compensation Committee of the Board of Directors is comprised entirely of non-employee directors. In fiscal 2019, the members of the Compensation Committee were Mr. Gao and Mr. Butler (Chair), each of whom was also an “independent” director as defined under Nasdaq rules. The Compensation Committee is responsible for review and approval of officer salaries and other compensation and benefits programs and determination of officer bonuses. Annual compensation for the Company’s executive officers, other than the CEO, is recommended by the CEO and approved by the Compensation Committee. The annual compensation for the CEO is recommended by the Compensation Committee and formally approved by the full Board of Directors. The Compensation Committee may approve grants of equity awards under the Company’s stock compensation plans.  Mr. Gao resigned from the Board of Directors effective January 6, 2020 and was replaced by Mr. Bitar as disclosed in the Company’s Current Report on Form 8-K filed with the SEC on January 10, 2020.  Following Mr. Gao’s resignation, Messrs. Butler (Chair) and Hajjar serve as the members of the Compensation Committee.  The Compensation Committee operates under a written charter adopted by the Board of Directors, which is posted on the Company’s website at www.janone.com under the caption “Investor Relations – Governance.”

In the performance of its duties, the Compensation Committee may select independent compensation consultants to advise the committee when appropriate. No compensation consultant played a role in the executive officer and director compensation for fiscal 2019. In addition, the Compensation Committee may delegate authority to subcommittees where appropriate. The Compensation Committee may separately meet with management if deemed necessary and appropriate. The Compensation Committee operates under a written charter adopted by the Board of Directors in March 2011, which is posted on the Company’s website at www.janone.com under the caption “Investors – Corporate Governance.”

Governance Committee

The Nominating and Corporate Governance Committee (the “Governance Committee”) is comprised entirely of non-employee directors. In fiscal 2019, the members of the Governance Committee were Mr. Gao

(Chairman) and Mr. Butler, each of whom was also an “independent” director as defined under Nasdaq rules. The primary purpose of the Governance Committee is to ensure an appropriate and effective role for the Board of Directors in the governance of the Company.  The principal recurring duties and responsibilities of the Governance Committee include (i) making recommendations to the Board regarding the size and composition of the Board, (ii) identifying and recommending to the Board of Directors candidates for election as directors, (iii) reviewing the Board’s committee structure, composition and membership and recommending to the Board candidates for appointment as members of the Board’s standing committees, (iv) reviewing and recommending to the Board corporate governance policies and procedures, (v) reviewing the Company’s Code of Business Ethics and Conduct and compliance therewith, and (vi) ensuring that emergency succession planning occurs for the positions of Chief Executive Officer, other key management positions, the Board chairperson and Board members. Mr. Gao resigned from the Board of Directors effective January 6, 2020 and was replaced by John Bitar as disclosed in the Company’s Current Report on Form 8-K filed with the SEC on January 10, 2020.  Following Mr. Gao’s resignation, Messrs. Butler (Chair) and Bitar serve as the members of the Governance Committee.  The Governance Committee operates under a written charter adopted by the Board of Directors, which is posted on the Company’s website at www.janone.com under the caption “Investor Relations - Governance.”

The Governance Committee will consider director candidates recommended by stockholders. The criteria applied by the Governance Committee in the selection of director candidates is the same whether the candidate was recommended by a Board member, an executive officer, a stockholders or a third party, and accordingly, the Governance Committee has not deemed it necessary to adopt a formal policy regarding consideration of candidates recommended by stockholders. Stockholders wishing to recommend candidates for Board membership should submit the recommendations in writing to the Secretary of the Company.

The Governance Committee identifies director candidates primarily by considering recommendations made by directors, management, and stockholders. The Governance Committee also has the authority to retain third parties to identify and evaluate director candidates and to approve any associated fees or expenses. Board candidates are evaluated on the basis of a number of factors, including the candidate’s background, skills, judgment, diversity, experience with companies of comparable complexity and size, the interplay of the candidate’s experience with the experience of other Board members, the candidate’s independence or lack of independence, and the candidate’s qualifications for committee membership. The Governance Committee does not assign any particular weighting or priority to any of these factors and considers each director candidate in the context of the current needs of the Board as a whole. Director candidates recommended by stockholders are evaluated in the same manner as candidates recommended by other persons.

Review, Approval or Ratification of Transactions with Related Persons

The Audit Committee is responsible for the review and approval of all transactions in which the Company was or is to be a participant and in which any executive officer, director, or director nominee of the Company, or any immediate family member of any such person (“related persons”) has or will have a material interest. In addition, all, if any, transactions with related persons that come within the disclosures required by Item 404 of the SEC’s Regulation S-K must also be approved by the Audit Committee. The policies and procedures regarding the approval of all such transactions with related persons have been approved at a meeting of the Audit Committee and are evidenced in the corporate records of the Company. Each member of the Audit Committee is an “independent” director as defined under Nasdaq rules.

Code of Ethics

Our Audit Committee has adopted a code of ethics applicable to our directors and officers (including our Chief Executive Officer, President, and Chief Financial Officer) and other of our senior executives and employees in accordance with applicable rules and regulations of the SEC and Nasdaq. A copy of the code of ethics may be obtained upon request, without charge, by addressing a request to Corporate Secretary, JanOne Inc., 325 E. Warm Springs Road, Suite 102, Las Vegas, Nevada 89119.  The code of ethics is also posted on our website at www.janone.com under “Investors – Corporate Governance.”

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding the amendment to, or waiver from, a provision of the code of ethics by posting such information on our website at the address and location specified above and, to the extent required by the listing standards of the Nasdaq Capital Market, by filing a Current Report on Form 8-K with the SEC disclosing such information.

Board Contact Information

If you would like to contact the Board or any committee of the Board, you can send an email to board@janone.com, or write to JanOne Inc., c/o Corporate Secretary, 325 E. Warm Springs Road, Suite 102, Las Vegas, Nevada 89119. All communications will be compiled by the Secretary of the Company and submitted to the Board or the applicable committee or director on a periodic basis.

EXECUTIVE OFFICERS

Set forth below is certain information regarding each of our current executive officers as of September 21, 2020, other than Tony Isaac, whose biographical information is presented under “Nominees for Election to the Board of Directors.”

Virland A. Johnson, 60

Mr. Johnson was appointed Chief Financial Officer of the Company on August 21, 2017. Mr. Johnson had previously served the Company as a consultant beginning in February 2017. Mr. Johnson also continues to serve as Chief Financial Officer for Live Ventures. On December 9, 2019, ApplianceSmart, a subsidiary of Live Ventures, filed a voluntary petition in the United States Bankruptcy Court for the Southern District of New York seeking relief under Chapter 11 of Title 11 of the United States Code.  Prior to joining Live Ventures, Mr. Johnson was Sr. Director of Revenue for JDA Software from February 2010 to April 2016, where he was responsible for revenue recognition determination, sales and contract support while acting as a subject matter expert. Prior to joining JDA, Mr. Johnson provided leadership and strategic direction while serving in C-Level executive roles in public and privately held companies such as Cultural Experiences Abroad, Inc., Fender Musical Instruments Corp., Triumph Group, Inc., Unitech Industries, Inc. and Younger Brothers Group, Inc. Mr. Johnson’s more than 25 years of experience is primarily in the areas of process improvement, complex debt financings, SEC and financial reporting, turn-arounds, corporate restructuring, global finance, merger and acquisitions and returning companies to profitability and enhancing stockholder value. Mr. Johnson holds a Bachelor’s degree in Accountancy from Arizona State University which he earned in 1982.

APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE OUR AUTHORIZED COMMON STOCK

(Proposal No. 2)

Our Board of Directors has determined that it is in our best interest, and in the best interest of our stockholders, to amend our Articles of Incorporation to increase the total number of authorized shares of common stock from 10,000,000 shares to 200,000,000 shares (the proposed “Charter Amendment”). If approved by our stockholders, the Charter Amendment will become effective upon the filing of the Charter Amendment with the Nevada Secretary of State, which filing is expected to occur promptly after the Annual Meeting.

The text of the Charter Amendment is set forth in Appendix A, and this description of the proposed amendment to our Articles of Incorporation is qualified by the full text of the Charter Amendment.

Capitalization

Our existing Articles of Incorporation authorizes up to 10,000,000 shares of common stock and 2,000,000 shares of preferred stock. We estimate that the following shares of common stock were issued or reserved for future issuance as of September 21, 2020:

•	1,829,982 shares of common stock;

•	259,729 shares of Series A-1 Convertible Preferred Stock, which convert into 5,194,580 shares of common stock; and

•	400,000 shares of common stock reserved for issuance under the 2016 Plan, of which nil shares remain available for further issuance as awards under the Plan.

Accordingly, at September 21, 2020, only 2,244,191 shares of common stock remain unreserved generally and nil shares remain available for future issuance as awards under the 2016 Plan.

Reason for the Amendment

We believe that the additional shares of authorized common stock are necessary to provide us with appropriate flexibility to utilize equity for business and financial purposes that the Board determines to be in the Company’s best interests on a timely basis without the expense and delay of a stockholders’ meeting. The Board believes that the remaining authorized common stock is not likely to be sufficient to permit us to respond to potential business opportunities or to pursue important objectives designed to enhance stockholder value.  In addition, if the 2016 Plan Amendment Proposal is approved by the Company’s stockholders, then 400,000 additional shares of common stock will be reserved for issuance under the 2016 Plan.

The additional authorized shares of common stock will provide us with flexibility to use our common stock, without further stockholder approval (except to the extent such approval may be required by law or by applicable exchange listing standards) for any proper corporate purpose, including, without limitation, raising capital through one or more future public offerings or private placements of equity securities, expanding our business or acquiring assets through future transactions, entering into strategic relationships, providing equity-based compensation and/or incentives to employees, officer or directors, effective stock dividends, or for other general corporate purposes. If the Charter Amendment is approved by our stockholders, the Board does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock or securities convertible into common stock, except as may be required by applicable, law, regulation, or exchange listing rules.

 We currently are not a party to any agreement that obligates us to issue additional shares of common stock.

Possible Effects of the Amendment

The increase in authorized shares of our common stock will not have any immediate effect on the rights of existing stockholders. Because the holders of our common stock do not have any preemptive rights, future issuance of shares of common stock or securities exercisable for or convertible into shares of common stock could have a dilutive effect on our earnings per share, book value per share, voting rights of stockholders and could have a negative effect on the price of our common stock.

We are not proposing the increase in the number of authorized shares of common stock with the intent of using the additional shares to prevent or discourage any actual or threatened takeover of the Company. Under certain circumstances, however, the additional authorized shares could be used in a manner that has an anti-takeover effect. For example, the additional shares could be used to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company or could be issued to persons allied with the Board or management and thereby have the effect of making it more difficult to remove directors or members of management by diluting the stock ownership or voting rights of persons seeking to effect such a removal. Accordingly, if the Charter Amendment is approved by stockholders, the additional shares of authorized common stock may render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder or group of holders of a large block of common stock, or the replacement or removal of one or more directors or members of management. The following other provisions of our Articles of Incorporation and Bylaws, in combination with the additional authorized shares may also have an anti-takeover effect of preventing or discouraging a change in control of the Company: (i) ability of the Board to designate the terms of and issue shares of preferred stock without further stockholder approval; (ii) limitations on who may call a special meeting of stockholders; and (iii) the absence of cumulative voting rights in the election of directors.

If the Charter Amendment Proposal is not approved, we will encounter greater difficulty in carrying out our business plans and achieving profitability because we may be unable (1) to issue additional shares of common stock to attract new employees or to award current employees for future performance, (2) to raise working capital by issuing shares of our common stock, and (3) to acquire other businesses and products in exchange for shares of our common stock.

The Board recommends voting “FOR” approval of the amendment to our Articles of Incorporation.

APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2016 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR AWARDS

(Proposal No. 3)

Proposed Amendment

              We are submitting for stockholder approval an amendment to the Company’s 2016 Equity Incentive Plan (the “2016 Plan”) to increase the number of shares available for awards under the 2016 Plan from 400,000 to 800,000 shares (the “Plan Amendment”). The number of shares available for awards under the Plan has not been changed since the adoption of the 2016 Plan in 2016. Other than the increase in shares, no other changes are being made to the terms of the 2016 Plan.

The text of the 2016 Plan Amendment is set forth in Appendix B, and this description of the proposed amendment to the 2016 Plan is qualified by the full text of the Plan Amendment.

Background and Reason for the Recommendation

              The 2016 Plan was originally adopted in 2016 to secure and retain competent personnel by furnishing equity incentives to those employees (including officers), directors, and consultants upon whose efforts the success of the Company depends. The 2016 Plan currently has 400,000 shares of our common stock reserved for issuance. As of September 21, 2020, the record date, nil shares of our common stock remain available for future awards under the 2016 Plan and 66,000 shares of our common stock are subject to outstanding awards under the 2016 Plan. The closing sale price of the Company’s common stock on of September 21, 2020 was $4.35.

              The Company’s continued success depends to a substantial degree on our ability to attract, retain, and motivate key personnel upon whose judgment, initiative, and effort the successful conduct of the Company’s business is largely dependent. The market for executives is extremely competitive. The Board believes the 2016 Plan Amendment is necessary to ensure that an adequate number of shares of our common stock will be available to provide appropriate incentives to our key personnel that align their interests with those of our stockholders and to remain competitive in the marketplace.  Accordingly, the Board approved, subject to stockholder approval, the 2016 Plan Amendment to increase the number of shares available for awards under the 2016 Plan.

              If our stockholders approve the 2016 Plan Amendment, equity awards on or after November 4, 2020 will be granted under the terms of the 2016 Plan, as amended by the 2016 Plan Amendment. If our stockholders do not approve the 2016 Plan Amendment, the 2016 Plan will continue in its current (pre-amendment) form. However, the Company will not have any shares available to make future equity awards to eligible individuals and will consider alternative methods of compensating its key personnel, which may include equity-based but cash-settled incentives. Failure of the stockholders to approve this 2016 Plan Amendment Proposal will not affect the rights of existing holders or the awards previously granted under the 2016 Plan. If our stockholders approve the 2016 Plan Amendment Proposal, the Company intends to file, pursuant to the Securities Act of 1933, as amended, a registration statement on Form S-8 to register 800,000 additional shares available for issuance under the 2016 Plan, as amended by the 2016 Plan Amendment.

Summary of the 2016 Plan

              A summary of the principal features of the 2016 Plan, as amended by the proposed 2016 Plan Amendment, is provided below. The summary below is qualified by reference to the full text of the 2016 Plan set forth as Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as amended, and 2016 Plan Amendment set forth in Appendix B to this proxy statement.

Purpose and Eligible Participants.  The purpose of the Plan is to secure and retain competent personnel by furnishing equity incentives to those employees (including officers), directors, and consultants upon whose efforts the success of the Company depends. As of the mailing date of this Proxy Statement, approximately 187 employees and three non-employee directors are eligible to participate in the Plan.

Types of Awards.  The 2016 Plan permits the grant of the following types of awards, in the amounts and upon the terms determined by the Administrator:

•

Options.  Options may either be incentive stock options (“ISOs”) which are specifically designated as such for purposes of compliance with Section 422 of the Internal Revenue Code (the “Code”) or non-qualified stock options (“NSOs”). Options shall vest as determined by the Administrator, subject to certain statutory limitations regarding the maximum term of ISOs and the maximum value of ISOs that may vest in one year. The exercise price of each share subject to an ISO will be equal to or greater than the fair market value of a share on the date of the grant of the ISO, except in the case of an ISO grant to a stockholder who owns more than 10% of the Company’s outstanding shares, in which case the exercise price will be equal to or greater than 110% of the fair market value of a share on the grant date. The exercise price of each share subject to an NSO shall be determined by the Board at the time of grant but will be equal to or greater than the fair market value of a share on the date of grant. Recipients of options have no rights as a stockholder with respect to any shares covered by the award until the award is exercised and a stock certificate or book entry evidencing such shares is issued or made, respectively.

•

Restricted Stock Awards.  Restricted stock awards consist of shares granted to a participant that are subject to one or more risks of forfeiture. Restricted stock awards may be subject to risk of forfeiture based on the passage of time or the satisfaction of other criteria, such as continued employment or Company performance. Recipients of restricted stock awards are entitled to vote and receive dividends attributable to the shares underlying the award beginning on the grant date.

•

Restricted Stock Units.  Restricted stock units consist of a right to receive shares (or cash, in the Administrator’s discretion) on one or more vesting dates in the future. The vesting dates may be based on the passage of time or the satisfaction of other criteria, such as continued employment or Company performance. Recipients of restricted stock units have no rights as a stockholder with respect to any shares covered by the award until the date a stock certificate or book entry evidencing such shares is issued or made, respectively.

Performance-Based Compensation.  For any of the above awards that are intended to qualify as “Performance-Based Compensation” under Section 162(m) of the Code, the performance objectives shall be limited to any one, or a combination of (i) revenue or net sales, (ii) operating income, (iii) net income (before or after taxes), (iv) earnings per share, (v) earnings before or after taxes, interest, depreciation and/or amortization, (vi) gross profit margin, (vii) return measures (including, but not limited to, return on invested capital, assets, capital, equity, sales), (viii) increase in revenue or net sales, (ix) operating expense ratios, (x) operating expense targets, (xi) productivity ratios, (xii) gross or operating margins, (xiii) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment), (xiv) working capital targets, (xv) capital expenditures, (xvi) share price (including, but not limited to, growth measures and total shareholder return), (xvii) appreciation in the fair market value or book value of the common stock, (xviii) debt to equity ratio or debt levels, and (xix) market share, in all cases including, if selected by the administrator, threshold, target and maximum levels.

Number of Shares.  The stock to be awarded or optioned under the 2016 Plan shall consist of authorized but unissued shares of common stock. The maximum aggregate number of shares of common stock reserved and available for awards under the Plan is 400,000. The following shares of common stock shall not reduce the pool of authorized shares and shall continue to be reserved and available to be granted pursuant to the 2016 Plan: (i) all or any portion of any outstanding restricted stock award or restricted stock unit that expires or is forfeited for any reason, or that is terminated prior to the vesting or lapsing of the risks of forfeiture on such award, and (ii) shares of common stock covered by an award to the extent the award is settled in cash. Any shares of common stock withheld to satisfy tax withholding obligations on an award, shares of common stock withheld to pay the exercise price of an option, and shares of common stock subject to a broker-assisted cashless exercise of an option shall reduce the pool of authorized shares.

Annual Award Limits.  For all awards intended to qualify as performance-based compensation pursuant to Section 162(m) of the Code, the following maximum annual award limits apply: (i) the maximum number of shares of common stock subject to options granted in any one calendar year to any one participant shall be, in the aggregate, 200,000 shares and (ii) the maximum grant with respect restricted stock awards and restricted stock units in any one calendar year to any one participant shall be, in the aggregate, 200,000 shares.

Administration.  Subject to the terms of the 2016 Plan, the Administrator (as defined in the 2016 Plan) will have the discretion to:

make awards;

•

determine the terms and conditions of awards, including the number of shares subject to an award, vesting criteria, performance conditions and the manner of exercise;

•

prescribe the form of agreements to evidence awards;

•

interpret the 2016 Plan; and

•

•	make all other determinations necessary or advisable for the administration of the 2016 Plan or any agreement issued thereunder, to the extent permitted by law and the 2016 Plan.

The 2016 Plan is currently administered by the Board of Directors of the Company; provided, however, that the Board may delegate some or all of the administration of the 2016 Plan to a Committee or Committees of non-employee directors.

Amendments.  The Board may from time to time, insofar as permitted by law, suspend or discontinue the 2016 Plan or revise or amend it in any respect. However, to the extent required by applicable law or regulation or as except as provided under the 2016 Plan itself, the Board may not, without stockholder approval, revise or amend the 2016 Plan (i) to materially increase the number of shares subject to the 2016 Plan, (ii) to change the designation of participants, including the class of employees, eligible to receive awards, (iii) to decrease the price at which options may be granted, (iv) cancel, regrant, repurchase for cash, or replace options that have an exercise price in excess of the fair market value of the common stock, or amend the terms of outstanding options to reduce their exercise price, or (v) make any modification that will cause incentive stock options to fail to meet the requirements of Code Section 422.

Term.  The Administrator may grant awards pursuant to the 2016 Plan until it is discontinued or terminated; provided, however, that ISOs may not be granted after October 28, 2026.

Change of Control.  Unless otherwise provided in the terms of an award, upon a change of control of the Company, as defined in the 2016 Plan, the administrator may provide for one or more of the following: (i) the acceleration of the exercisability, vesting, or lapse of the risks of forfeiture of any or all awards (or portions thereof), (ii) the complete termination of the 2016 Plan and the cancellation of any or all awards (or portions thereof) that have not been exercised, have not vested, or remain subject to risks of forfeiture, as applicable in each case as of the effective date of the change of control, (iii) that the entity succeeding the Company by reason of such change of control, or the parent of such entity, shall assume or continue any or all awards (or portions thereof) outstanding immediately prior to the change of control or substitute for any or all such awards (or portions thereof) a substantially equivalent award with respect to the securities of such successor entity, as determined in accordance with applicable laws and regulations, or (iv) that participants holding outstanding awards shall become entitled to receive, with respect to each share of common stock subject to such award (whether vested or unvested, as determined by the Administrator pursuant to the 2016 Plan) as of the effective date of any such change of control, cash in amount equal to (1) for participants holding options, the excess of the fair market value of such common stock on the date immediately preceding the effective date of such change of control over the exercise price per share of options or (2) for participants holding awards other than options, the fair market value of such common stock on the date immediately preceding the effective date of such change of control. The Administrator need not take the same action with respect to all awards (or portions thereof) or with respect to all participants.

Payment.  Upon exercise of an option granted under the 2016 Plan, and as permitted in the Administrator’s discretion, the option holder may pay the exercise price in cash (or cash equivalent), by surrendering previously-acquired unencumbered shares of Company common stock, by withholding shares of Company common stock from the number of shares that would otherwise be issuable upon exercise of the option (e.g., a net share settlement), through broker-assisted cashless exercise (if compliant with applicable securities laws and any insider trading policies of the Company), another form of payment authorized by the Administrator, or a combination of any of the foregoing. If the exercise price is paid, in whole or in part, with Company common stock, the then-current fair market value of the stock delivered or withheld will be used to calculate the number of shares required to be delivered or withheld.

Transfer Restrictions.  Unless permitted by law and expressly permitted by the Administrator, no award made under the 2016 Plan will be transferable, other than by will or by the laws of descent and distribution. The Administrator may permit a recipient of an NSO to transfer the award by gift to his or her “immediate family” or to certain trusts or partnerships (as defined and permitted by applicable federal securities and tax laws).

Federal Income Tax Matters

Options.  Under present law, an optionee will not recognize any taxable income on the date an NSO is granted pursuant to the 2016 Plan. Upon exercise of the option, however, the optionee must recognize, in the year of exercise, compensation taxable as ordinary income in an amount equal to the difference between the option price and the fair market value of Company common stock on the date of exercise. Upon the sale of the shares, any resulting gain or loss will be treated as capital gain or loss. The Company will receive an income tax deduction in its fiscal year in which NSOs are exercised equal to the amount of ordinary income recognized by those optionees exercising options, and must comply with applicable tax withholding requirements.

ISOs granted under the 2016 Plan are intended to qualify for favorable tax treatment under Section 422 of the Code. Under Section 422, an optionee recognizes no compensation that is taxable as ordinary income when the option is granted. Further, the optionee generally will not recognize any compensation that is taxable as ordinary income when the option is exercised if he or she has at all times from the date of the option’s grant until three months before the date of exercise been an employee of the Company. The Company generally is not entitled to any income tax deduction upon the grant or exercise of an incentive stock option. Certain other favorable tax consequences may be available to the optionee if he or she does not dispose of the shares acquired upon the exercise of an incentive stock option for a period of two years from the granting of the option and one year from the receipt of the shares.

Restricted Stock Awards.  Generally, no income is taxable to the recipient of a restricted stock award in the year that the award is granted. Instead, the recipient will recognize compensation taxable as ordinary income equal to the fair market value of the shares in the year in which the risks of forfeiture restrictions lapse. Alternatively, if a recipient makes an election under Section 83(b) of the Code, the recipient will, in the year that the restricted stock award is granted, recognize compensation taxable as ordinary income equal to the fair market value of the shares on the date of the award. The Company normally will receive a corresponding deduction equal to the amount of compensation the recipient is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.

Restricted Stock Units.  A recipient of restricted stock units will generally recognize compensation taxable as ordinary income in an amount equal to the fair market value of the shares (or the amount of cash) distributed to settle the restricted stock units on the vesting date(s). The Company normally will receive a corresponding deduction at the time of vesting, equal to the amount of compensation the recipient is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.

Code Section 409A.  Depending in part on particular Award terms and conditions, certain Awards under the 2016 Plan, may be considered non-qualified deferred compensation subject to the requirements of Code Section 409A. If the terms of such Awards do not meet the requirements of Code Section 409A, the violation of Code Section 409A may result in an additional 20% tax obligation, plus penalties and interest for such participant.

Section 162(m) of the Code.  Section 162(m) generally limits the corporate tax deduction for compensation paid to executive officers that is not “performance-based” to $1,000,000 per executive officer. “Performance based” compensation meeting certain requirements is not counted against the $1,000,000 limit and generally remains fully deductible for tax purposes. One of the requirements for compensation to be considered performance-based under the tax laws is that the Company must obtain stockholder approval every five years of the material terms of performance goals for such compensation. In accordance with Internal Revenue Service rules, the material terms that the stockholders approve constitute the framework for the Company to establish programs and awards under which compensation provided by the Company can qualify as “performance-based” compensation for purposes of the tax laws. Stockholder approval of the employees eligible to receive performance-based awards, the general performance goals specified in the 2016 Plan and the maximum amounts that may be awarded under the 2016 Plan, but not the specific targeted levels of performance, will qualify the incentive awards under the 2016 Plan as “performance-based” compensation. We anticipate that stockholder approval of the Plan will allow tax deductibility of performance-based awards granted under the 2016 Plan for the next five years, at which point Section 162(m) will require further stockholder approval of these goals.

The foregoing is only a summary of the effect of U.S. federal income taxation with respect to the grant and exercise of awards under the 2016 Plan. It does not purport to be complete and does not discuss the tax consequences of an individual’s death or the provisions of the income tax laws of any municipality, state or foreign country in which any eligible individual may reside.

The Board recommends voting “FOR” approval of the 2016 Plan Amendment Proposal.

Ratification of Appointment of Independent Registered Public Accounting Firm

(Proposal No. 4)

The Audit Committee has selected WSRP, LLC (“WSRP”) as the Company’s independent registered public accounting firm for fiscal year 2020. The Company is submitting its selection of WSRP for ratification by the stockholders at the Annual Meeting. A representative of WSRP is expected to be present at the Annual Meeting via teleconference and will be available to respond to appropriate questions.

The Company’s Bylaws do not require that stockholders ratify the selection of the Company’s independent registered public accounting firm. However, the Company is submitting the selection of WSRP to stockholders for ratification as a matter of good corporate practice. If stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain WSRP. Even if the selection is ratified, the Audit Committee at its discretion may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

On March 23, 2018, the Audit Committee approved the appointment of SingerLewak LLP (“SingerLewak”) as the Company’s independent registered public accounting firm, effective upon the execution of an engagement letter between the Company and SingerLewak. During the Company’s fiscal years ended December 30, 2017 and December 31, 2016 and for the subsequent interim period through March 28, 2018, neither the Company, nor anyone on behalf of the Company consulted with SingerLewak regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a disagreement as described in Item 304(a)(1)(iv) of Regulation S-K or a reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

On October 14, 2019, SingerLewak informed the Company that it resigned as the Company’s independent registered public accounting firm. The audit report of SingerLewak on the Company’s financial statements for the fiscal years ended December 29, 2018 and December 30, 2017 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s two most recent fiscal years ended December 29, 2018 and December 30, 2017, and for the subsequent interim period through the date of the Company’s Current Report on Form 8-K (the “Form 8-K”), the Company had no “disagreements” (as described in Item 304 (a)(1)(iv) of Regulation S-K) with SingerLewak on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of SingerLewak, would have caused it to make reference in connection with its opinion to the subject matter of the disagreements. During the Company’s two most recent fiscal years ended December 29, 2018 and December 30, 2017, and for the subsequent interim period through the date of such Form 8-K, there was no “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K other than the following material weaknesses (A) reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2018: (i) insufficient information technology general controls (“ITGCs”) and segregation of duties. Several employees of the Company have been provided access to Company systems when their duties do not appear to require access, or which results in a lack of segregation of duties. No authorization or lack of sufficient approval was noted on some journal entry transactions; and (ii) inadequate control design or lack of sufficient controls over significant accounting processes. Inventory and purchase controls are not sufficient. The financial close process needs additional formal procedures and closing checklists and reconciliations. Revenue recognition controls regarding transactions with sales tax elements need additional process checks and controls, and (B) reported in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 29, 2019: (1) insufficient ITGC and segregation of duties. It was noted that people who were negotiating a contract, were also involved in approving invoices without proper oversight. Additional controls and procedures are necessary and are being implemented to have check and balance on significant transactions and governance with those charged with governance authority; (2) inadequate control design or lack of sufficient controls over significant accounting processes. The cutoff and reconciliation procedures were not effective with certain accrued and deferred expenses; (3) insufficient assessment of the impact of potentially significant transactions; and (4) insufficient processes and procedures related to proper recordkeeping of agreements and contracts. In addition, contract to invoice reconciliation was not effective with a certain transportation service provider.

On October 15, 2019, the Audit Committee of the Board of Directors of the Company approved the engagement of, and the Company engaged, WSRP as the Company’s new independent registered public accounting firm, effective immediately. During the Company’s two most recent fiscal years ended December 29, 2018 and December 30, 2017 and for the subsequent interim period through the date of filing the Company’s Current Report on Form 8-K, neither the Company, nor anyone on behalf of the Company consulted with WSRP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a disagreement as described in Item 304(a)(1)(iv) of Regulation S-K or a reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Fees Paid to Auditors by the Company During Most Recent Fiscal Years

The following fees were billed to us by our independent registered public accounting firm, WSRP and SingerLewak for 2019 and SingerLewak for 2018. SingerLewak served as the Company’s auditor from fiscal 2017 and reviewed the Company’s quarterly financial statements for each of the first two fiscal quarters during fiscal 2019. WSRP was appointed the Company’s auditor during October 2019.

Description	December 28, 2019	December 29, 2018
Audit fees	$219,549	$210,000
Audit-related fees	—	46,200
Tax fees	79,201	—
All other fees	—	—
Total	$298,750	$256,200

Audit fees consist of fees for professional services rendered in connection with the audit of the Company’s year-end financial statements, quarterly reviews of financial statements included in the Company’s quarterly reports, services rendered relative to regulatory filings, and attendance at Audit Committee meetings.

The Audit Committee of the Board of Directors has considered whether the provision of the services described above was and is compatible with maintaining the independence of WSRP.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. All the fees and services for fiscal 2019 and fiscal 2018 were approved by the Audit Committee.

The Board recommends a vote FOR ratification of the Audit Committee’s appointment of WSRP as our independent registered public accounting firm for fiscal 2020.

Executive Compensation

The following table sets forth the cash and non-cash compensation for fiscal years ended December 28, 2019 and December 29, 2018, earned by each person who served as Chief Executive Officer during fiscal 2019, and our other two most highly compensated executive officers who held office as of December 28, 2019 (“named executive officers”):

Summary Compensation Table for Fiscal Year Ended December 28, 2019

Name and Principal Position (1)	Year	Salary ($)	Bonus ($)	Stock Award ($)		Option Awards ($)	All Other Compensation ($)	Total ($)
Tony Isaac	2019	571,427	—	—		—	—	571,427
Chief Executive Officer	2018	542,719	—	262,400	(2)	—	—	805,119
Eric Bolling	2019	148,077	—	500,000	(3)	—	—	648,077
President	2018	—	—	—		—	—	—
Virland A. Johnson	2019	125,274	—	—		—	—	125,274
Chief Financial Officer (3)	2018	123,559	—	128,000	(4)	—	57,000	308,559

(1)	The Company only had two executive officers for the fiscal year ended December 28, 2019.
(2)	This amount reflects the fair value of a stock grant awarded to Mr. Isaac during fiscal 2018. The shares were fully vested upon grant.
(3)

This amount reflects the fair value of a stock grant awarded to Mr. Bolling during fiscal 2019. The shares were fully vested upon grant. Mr. Bolling has informed the Board that he will not stand for re-election at the Annual Meeting.

(4)	This amount reflects the fair value of a stock grant awarded to Mr. Johnson during fiscal 2018. The shares were fully vested upon grant.

Outstanding Equity Awards at December 28, 2019

The following table provides a summary of equity awards outstanding for our Named Executive Officers at December 28, 2019:

Name	Number of Securities Underlying Unexercised Options (in shares) Exercisable	Number of Securities Underlying Unexercised Options (in shares) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Tony Isaac	2,000	—	5.25	05/18/2025
Eric Bolling (1)	—	—	—
Virland A. Johnson	—	—	—

(1)	Mr. Bolling has informed the Board that he will not stand for re-election at the Annual Meeting.

Stock Option Plans

The Company uses stock options to attract and retain executives, directors, consultants and key employees. Stock options are currently outstanding under two stock option plans. The Plan was adopted by the Board of Directors in October 2016 and approved by the shareholders at the 2016 annual meeting of shareholders. Under the Plan, the Company has reserved an aggregate of 400,000 shares of its common stock for option grants. The Company’s 2011 Stock Compensation Plan (the “2011 Plan”) was adopted by the Board of Directors in March 2011 and approved by the shareholders at the 2011 annual meeting of shareholders. The 2011 Plan expired on December 29, 2016, but options granted under the 2011 Plan before it expired will continue to be exercisable in accordance with their terms. As of December 28, 2019, options to purchase an aggregate of 44,400 shares were outstanding, including options for 4,000 shares under the 2016 Plan and options for 40,400 shares under the 2011 Plan. The Plans are administered by the Compensation Committee or the full Board of Directors acting as the Committee.

The Plan permits the grant of the following types of awards, in the amounts and upon the terms determined by the Administrator:

•

Options.  Options may either be incentive stock options (“ISOs”) which are specifically designated as such for purposes of compliance with Section 422 of the Internal Revenue Code or non-qualified stock options (“NSOs”). Options shall vest as determined by the Administrator, subject to certain statutory limitations regarding the maximum term of ISOs and the maximum value of ISOs that may vest in one year. The exercise price of each share subject to an ISO will be equal to or greater than the fair market value of a share on the date of the grant of the ISO, except in the case of an ISO grant to a stockholder who owns more than 10% of the Company’s outstanding shares, in which case the exercise price will be equal to or greater than 110% of the fair market value of a share on the grant date. The exercise price of each share subject to an NSO shall be determined by the Board at the time of grant but will be equal to or greater than the fair market value of a share on the date of grant. Recipients of options have no rights as a stockholder with respect to any shares covered by the award until the award is exercised and a stock certificate or book entry evidencing such shares is issued or made, respectively.

•

Restricted Stock Awards.  Restricted stock awards consist of shares granted to a participant that are subject to one or more risks of forfeiture. Restricted stock awards may be subject to risk of forfeiture based on the passage of time or the satisfaction of other criteria, such as continued employment or Company performance. Recipients of restricted stock awards are entitled to vote and receive dividends attributable to the shares underlying the award beginning on the grant date.

•

Restricted Stock Units.  Restricted stock units consist of a right to receive shares (or cash, in the Administrator’s discretion) on one or more vesting dates in the future. The vesting dates may be based on the passage of time or the satisfaction of other criteria, such as continued employment or Company performance. Recipients of restricted stock units have no rights as a stockholder with respect to any shares covered by the award until the date a stock certificate or book entry evidencing such shares is issued or made, respectively.

Compensation of Non-Employee Directors

The Company uses a combination of cash and share-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors. In setting director compensation, the Company considers the significant amount of time that directors expend fulfilling their duties to the Company as well as the skill level required by the Company of members of the Board.

Non-employee directors of the Company receive an annual fee of $24,000 for their service as directors. The Chairman of the Audit Committee receives an additional annual fee of $6,000. All of the Company’s directors are reimbursed for reasonable travel expenses incurred in attending meetings.

The table below presents cash and non-cash compensation paid to non-employee directors during the 2019 fiscal year.

Non-Management Director Compensation for Fiscal Year Ended December 28, 2019

Name (1)	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Dennis (De) Gao (2)	30,000	—	—	30,000
Richard D. Butler, Jr.	30,000	—	—	30,000
Nael Hajjar	14,400	—	—	14,400

(1)

The Chairman of the Audit Committee received an additional annual fee of $6,000 and each other member of the Audit Committee received an additional annual fee of $6,000. All of the Company’s directors were reimbursed for reasonable travel expenses incurred in attending meetings.

(2)	Mr. Gao resigned from the Board of Directors effective January 6, 2020 and was replaced by John Bitar as disclosed in the Company’s Current Report on Form 8-K filed with the SEC on January 10, 2020.

Transactions with related persons

Tony Isaac, the Company’s Chief Executive Officer, is the father of Jon Isaac, President and Chief Executive Officer of Live Ventures and managing member of Isaac Capital Group LLC, a greater than 5% stockholder of the Company. Tony Isaac, Chief Executive Officer, Virland Johnson, Chief Financial Officer, and Richard Butler, Board of Directors member of the Company, are Board of Directors member, Chief Financial Officer, Board of Directors member, and Board of Directors members, respectively, of Live. The Company also shares certain executive, accounting, and legal services with Live. The total services shared were $193,000 and $211,000 for fiscal years ending December 28, 2019 and December 29, 2018, respectively. Customer Connexx rents approximately 9,879 square feet of office space from Live Ventures at its Las Vegas, Nevada office. The total rent and common area expense were $177,000 and $174,000 for fiscal years ending December 28, 2019 and December 29, 2018, respectively.

On December 30, 2017, ApplianceSmart Holdings LLC (the “Purchaser”), a wholly-owned subsidiary of Live Ventures, entered into a Stock Purchase Agreement (the “Agreement”) with the Company and ApplianceSmart, Inc. (“ApplianceSmart”), a subsidiary of the Company. ApplianceSmart is a chain specializing in new and out-of-the-box appliances. Pursuant to the Agreement, the Purchaser purchased from the Company all the issued and outstanding shares of capital stock (the “Stock”) of ApplianceSmart in exchange for $6,500,000 (the “Purchase Price”). Effective April 1, 2018, the Purchaser issued to the Company a promissory note (the “Purchaser Note “) with a three-year term in the original principal amount of $3,919,494 for the balance of the Purchase Price. ApplianceSmart is guaranteeing the repayment of the Purchaser Note. On December 26, 2018, the Purchaser Note was amended and restated to grant the Company a security interest in the assets of the Purchaser, ApplianceSmart, and a party related to ApplianceSmart (ApplianceSmart Contracting Inc.) in exchange for modifying the payments terms of the Purchaser Note to provide for the payment in full of all accrued interest and principal on April 1, 2021, which is the modified the maturity date of the Purchaser Note. On March 15, 2019, the Company entered into agreements with third parties, pursuant to which it agreed to subordinate the payment of indebtedness under the Purchaser Note and the Company’s security interest in the assets of ApplianceSmart and other related parties in exchange for a prepayment of outstanding principal amount of the Purchase Note of $1,200,000. In connection with that sale, the Company has an aggregate amount of future real property lease payments of $4,167,521, which represents amounts guaranteed or which may be owed under certain lease agreements to third party landlords in which the Company either remains the counterparty, is a guarantor, or has agreed to remain contractually liable under the lease (“ApplianceSmart Leases”). There are five ApplianceSmart Leases that the Company guarantees.  They terminate December 31, 2020, April 30, 2021, August 14, 2021, December 31, 2022 and June 30, 2025, respectively. As of June 29, 2019, it cannot be determined either at June 29, 2019 or on a prospective basis that the Company will incur any loss related to its’ guarantees for a maximum potential amount of future undiscounted lease payments of $4,167,521. The Company does not have any accrued amount of liability associated with these future guaranteed lease payments. The ApplianceSmart Leases either have the Company as the contract tenant only, or the contracts reflect a joint tenancy with ApplianceSmart. ApplianceSmart is the occupant of the ApplianceSmart Leases. ARCA does not have the right to use the ApplianceSmart lease assets and hence capitalization under Accounting Standards Codification 842 is not required. The ApplianceSmart Leases have historically been used by ApplianceSmart for its operations and lease payments historically were, currently are, and in the future are expected to be, paid by ApplianceSmart.  Any amounts paid out for the Company’s obligations and or guarantees under ApplianceSmart Leases would be recoverable to the extent there were assets available from ApplianceSmart and added to the Purchaser Note.

On August 28, 2019, ARCA Recycling, Inc. (the “Borrower”), a wholly-owned subsidiary of the Company, entered into and delivered to Isaac Capital Group, LLC (the “Lender”), a secured revolving line of credit promissory note, whereby the Lender agreed to provide the Borrower with a $2,500,000 revolving credit facility (the “Revolving Credit Facility”). The Revolving Credit Facility was amended on August 25, 2020 and now matures on December 31, 2020. The Revolving Credit Facility bears interest at 8.75% per annum and provides for the payment of interest, monthly in arrears. The Borrower will pay a loan fee of 2.0% on each borrowing made under the Revolving Credit Facility. As of June 27, 2020 and December 28, 2019, $1,493,000 and $2,473,000, respectively, was outstanding on the Revolving Credit Facility. In connection with entering into the Revolving Credit Facility, the Borrower also entered into a security agreement in favor of the Lender, pursuant to which the Borrower granted a security interest in all of its assets to the Lender. The obligations of the Borrower under the Revolving Credit Facility are guaranteed by the Company. The Company may use proceeds from the Revolving Credit Facility for general corporate purposes, including to assist in financing the operations of the Borrower and the Company’s other subsidiaries.  The foregoing transaction did not include the issuance of any shares of Parent’s common stock, warrants, or other derivative securities. The Lender is a record and beneficial owner of more than 5% of the outstanding capital stock of the Company. Jon Isaac is the manager and sole member of the Lender, and the son of Tony Isaac, the Chief Executive Officer of the Company and the Borrower.

Audit Committee Report

The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the discussion of “The Board of Directors and Certain Governance Matters — Committee Membership — Audit Committee.” Under the Audit Committee charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements and internal control over financial reporting of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 “Communications with Audit Committee.” In addition, the Audit Committee received the written disclosures and the letters from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm their independence.

Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2019, filed with the SEC.

October 2, 2020	The Audit Committee

Richard D. Butler, Jr. (Chair)
John Bitar
Nael Hajjar

Other Matters

At the date of this proxy statement the Company’s management knows of no other matters which may come before the Annual Meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy form to vote such proxies received by the Company in accordance with their judgment on such matters.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the fiscal year ended December 29, 2019 has been mailed to you with this Proxy Statement. Except as provided above, the Annual Report is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. The information contained in the “Audit Committee Report” shall not be deemed “filed” with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. We will provide upon written request, without charge to each stockholder of record as of the record date, a copy of our Annual Report on Form 10-K for the fiscal year ended December 28, 2019 as filed with the SEC. Any exhibits listed in the Form 10-K also will be furnished upon request at the actual expense incurred by us in furnishing such exhibits. Any such requests should be directed to our Corporate Secretary at our principal executive offices at 325 E. Warm Springs Road, Suite 102, Las Vegas, Nevada 89119.

STOCKHOLDERS ARE URGED TO VOTE BY INTERNET OR TELEPHONE OR IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY VIA FACSIMILE TO THE ATTENTION OF CORPORATE SECRETARY, JANONE INC., AT (702) 997-5968 OR IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOUR VOTE IS IMPORTANT.

By Order of the Board of Directors

/s/ Michael J. Stein

Michael J. Stein, Secretary

October 2, 2020

APPENDIX A

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov	Instructions for Amendment/ Restated Articles/Amended and Restated Articles Profit Corporation

IMPORTANT:  READ ALL INSTRUCTIONS CAREFULLY BEFORE COMPLETING FORM.

TYPE or PRINT the following information and submit the filing with Customer Order Instruction Form and payment:

1.  ENTITY INFORMATION: Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).

2.  RESTATED OR AMENDED AND RESTATED ARTICLES: Check the box to indicate that this form is to Accompany Restated or Amended and Restated Articles. Select only one box to indicate Restated Articles or Amended and Restated Articles. If amending and restating only: completed sections 1, 2, 3, 5 and 6.

Restated or Amended and Restated Articles must be attached with this filing.

3.  TYPE OF AMENDMENT FILING BEING COMPLETED: Indicate what type of amendment is being completed by selecting one box. Completed sections 1, 3, 5 and 6.

Certificate of Amendment pursuant to NRS 78.380 Before issuance of Stock

Must check one of the boxes to indicate the undersigned is either Incorporators or Board of Directors.

Or

Certificate of Amendment pursuant to NRS 78.385 and 78.390 After issuance of Stock

Must indicate the vote by which the amendment was approved in the box provided.

Or

Officer’s Statement (foreign qualified entities only)

Enter entity name in home state or if using a modified name in Nevada, indicate jurisdiction of formation and select which changes are being made by checking the appropriate box(es). Must include a certified copy or Certificate of Fact of home jurisdiction filing.

4.  EFFECTIVE DATE AND TIME: This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.

5.  INFORMATION BEING CHANGED: This section is for domestic (Nevada) corporations only. Select the appropriate box(es) to indicate what changes are being made. In the field provided indicate what is being amended, provide article number(s) if available. (If necessary, additional pages may be attached to this form.)

6.  SIGNATURE(S): Must be signed by a Officer or Authorized Signer, if more than 2 signatures an additional page may be attached. Form will be returned if unsigned.

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State:

JanOne Inc.

	Entity or Nevada Business Identification Number (NVID):	E0123352018-3

2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1, 2 3, 5 and 6)

☐   Certificate to Accompany Restated Articles or Amended and Restated Articles

☐  Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐  Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)

☐   Certificate of Amendment to Articles of Incorporation  (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box)   ☐    incorporators   ☐    board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒   Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation*

have voted in favor of the amendment is:

☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:
Changes to takes the following effect:
	☐ The entity name has been amended.	☐ Dissolution
	☐ The purpose of the entity has been amended.	☐ Merger
	☐ The authorized shares have been amended.	☐ Conversion
☐ Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and	Date:		Time:
Time: (Optional)		(must not be later than 90 days after the certificate is filed)

5. Information Being	Changes to takes the following effect:
Changed: (Domestic	☐ The entity name has been amended.
corporations only)	☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
☐ The purpose of the entity has been amended.
☒ The authorized shares have been amended.
☐ The directors, managers or general partners have been amended.
☐ IRS tax language has been added.
☐ Articles have been added.
☐ Articles have been deleted.
☐ Other.
The articles have been amended as follows: (provide article numbers, if available)
Increase in the authorized number of shares of common stock to 200,000,000 per below.
(attach additional page(s) if necessary)

6. Signature:	✘		President & CEO
(Required)		Signature of Officer or Authorized Signer	Title

	✘		Chief Financial Officer
		Signature of Officer or Authorized Signer	Title

 *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below: (attach additional page(s) if necessary)

The first paragraph of Article 3 (Authorized Stock), Section 3.1 (Designation of Class and Series) is amended to provide that the total number of shares of capital stock that the Corporation shall have authority to issue is 202,000,000 shares, of which (i) 200,000,000 shares shall be Common Stock, $0.001 par value per share (the ”Common Stock”) and (ii) 2,000,000 shares shall be Preferred Stock, $0.001 par value per share (the “Preferred Stock”), of which 288,588 shares are hereby designated “Series A Convertible Preferred Stock”, with the voting powers, designations, preferences, limitations, restrictions, relative rights and distinguishing designation set forth in Section 3.2.

This form must be accompanied by appropriate fees.

APPENDIX B

FIRST AMENDMENT
TO THE
JANONE INC.
2016 EQUITY INCENTIVE PLAN

              THIS FIRST AMENDMENT (this “Amendment”) is approved as of November 4, 2020, for the purpose of amending that certain JanOne Inc. (the “Company”) 2016 Equity Incentive Plan (the “Plan”), adopted as of December 29, 2016. Capitalized terms used in this Amendment shall have the same meanings given to them in the Plan unless otherwise indicated.

1.  Amendment.  Section 6(a) of the Plan is hereby amended to read in its entirety as follows:

              “(a)Number of Shares Reserved. The stock to be awarded or optioned under the Plan (the “Share Authorization”) shall consist of authorized but unissued or reacquired shares of Common Stock. Subject to Section 13 of the Plan, the maximum aggregate number of shares of Common Stock reserved and available for Awards under the Plan is 800,000 shares; provided, however, that all shares of Stock reserved and available under the Plan shall constitute the maximum aggregate number of shares of Stock that may be issued through Incentive Stock Options.”

2.  Miscellaneous.  Except as amended hereby, the Plan remains in full force and effect.

B-1

JanOne® ANNUAL MEETING OF JANONE INC. Annual Meeting of JanOne Inc. to be held on Wednesday, November 4, 2020 for Holders as of September 21, 2020 This proxy is being solicited on behalf of the Board of Directors Date: November 4, 2020 Time: 10:00 A.M. (Pacific Time) Place: 325 E. Warm Springs Road, Suite 102, Las Vegas, Nevada 89119 Please separate carefully at the perforation and return just this portion in the envelope provided. Please make your marks like this: Use dark black pencil or pen only VOTE BY: Board of Directors Recommends a Vote FOR proposals 1, 2, 3, and 4. INTERNET TELEPHONE Call Go To www.proxypush.com/JAN • Cast your vote online. • View Meeting Documents. DIRECTORS RECOMMEND 1: Election of Directors 866-436-6852 Withhold For • Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions. OR 01 Tony Isaac 02 Richard D. Butler, Jr. 03 John Bitar 04 Nael Hajjar For For MAIL For • Mark, sign and date your Proxy Card/Voting Instruction Form. • Detach your Proxy Card/Voting Instruction Form. • Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. OR For DIRECTORS RECOMMEND For Against Abstain 2. To approve an amendment to the Company’s articles of incorporation to increase the number of authorized shares of common stock from 10,000,000 to 200,000,000 shares. 3. To approve an amendment to the Company’s 2016 Equity Incentive Plan to increase the number of shares subject to the plan from 400,000 to 800,000 shares. 4. To ratify the appointment of WSRP, LLC as the Company’s independent registered public accounting firm for the 2020 fiscal year. 5. To transact such other business as may properly come before the meeting and any adjournments thereof. For The undersigned hereby appoints Tony Isaac and Virland A. Johnson, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of JanOne Inc. which the undersigned is entitled to vote at such meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1, AND FOR THE PROPOSALS IN ITEMS 2, 3, AND 4, AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 5. For For PROXY TABULATOR FOR JANONE INC. P.O. BOX 8016 CARY, NC 27512-9903 Proposal 3 is conditioned on the approval of Proposal 2. Therefore, unless stockholders approve Proposal 2, the amendment to the Company’s 2016 Equity Incentive Plan will be deemed not to have passed, even if it receives enough affirmative votes to pass independently. Authorized Signatures - This section must becompleted for your Instructions to be executed. Please Sign Here Please Date Above Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Proxy — JanOne Inc. Annual Meeting of Stockholders November 4, 2020, 10:00 A.M. (Pacific Time) This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints Tony Isaac and Virland A. Johnson (the “Named Proxies”) and each or either of them as proxies for the undersigned, with full power of substitution, to vote all of the shares of capital stock of JanOne Inc., a Nevada corporation (the “Company”), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 325 E. Warm Springs Road, Suite 102, Las Vegas, Nevada 89119, on Wednesday, November 4, 2020, at 10:00 a.m. Pacific Time and all adjournments thereof. The purpose of the Annual Meeting is to take action on the following: 1. Election of directors; 2. To approve an amendment to the Company’s articles of incorporation to increase the number of authorized shares of common stock from 10,000,000 to 200,000,000 shares. 3. To approve an amendment to the Company’s 2016 Equity Incentive Plan to increase the number of shares subject to the plan from 400,000 to 800,000 shares; 4. To ratify the appointment of WSRP, LLC as the company’s independent registered public accounting firm for the 2020 fiscal year; and 5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. The Board of Directors of the Company recommends a vote “FOR” all nominees for director, and “FOR” proposals 2, 3, and 4. Proposal 3 is conditioned on the approval of Proposal 2. Therefore, unless stockholders approve Proposal 2, the amendment to the Company’s 2016 Equity Incentive Plan will be deemed not to have passed, even if it receives enough affirmative votes to pass independently. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nomineesfor director, and “FOR” proposals 2, 3, and 4. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The Named Proxies cannot vote your shares unless you sign and return this card. To attend the meeting and vote your sharesin person, please mark this box. Please separate carefully at the perforation and return just this portion in the envelope provided.